UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

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☐           Soliciting Material Under Rule 14a-12

CPI CORP.
(Name of Registrant as Specified in Its Charter)

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
RAMIUS ENTERPRISE MASTER FUND LTD
STARBOARD VALUE & OPPORTUNITY FUND, LLC
RAMIUS MERGER ARBITRAGE MASTER FUND LTD
RAMIUS MULTI-STRATEGY MASTER FUND LTD
RAMIUS LEVERAGED MULTI-STRATEGY MASTER FUND LTD
RAMIUS ADVISORS, LLC
RCG STARBOARD ADVISORS, LLC
RAMIUS LLC
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
JEFFREY M. SOLOMON
THOMAS W. STRAUSS
PETER A. FELD
JOSEPH C. IZGANICS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Ramius Value and Opportunity Master Fund Ltd, an affiliate of Ramius LLC (“Ramius”), together with the other participants named herein, has made a definitive filing with the Securities and Exchange Commission of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its nominees at the 2009 annual meeting of stockholders of CPI Corp., a Delaware corporation.

On July 2, 2009, Ramius issued the following press release:

Ramius Comments on CPI Corp.'s Continuing Campaign of False and Misleading Statements in Support of the Election of Its Slate of Directors at the July 8, 2009 Annual Meeting

NEW YORK--(BUSINESS WIRE)--RCG Starboard Advisors, LLC, a subsidiary of Ramius LLC (collectively, “Ramius”), today issued the statement below concerning the continuing campaign of false and misleading statements by CPI Corp. (NYSE:CPY - News) and its Chairman, David Meyer, in support of the election of management’s slate of director nominees at the July 8, 2009 Annual Meeting. Ramius, which owns approximately 23% of CPY’s outstanding common stock, is seeking the election of two nominees to the six member Board of Directors at the Annual Meeting: Peter A. Feld, a Ramius executive who is a current CPY Director, and Joseph C. Izganics, a former senior executive at Home Depot.

“It has become increasingly clear to us that CPY and its management, including Chairman of the Board David Meyer, will say anything in order to win the director contest at next Wednesday’s Annual Meeting. Shareholders have told us that Mr. Meyer, among other things, has told them that the Ramius nominees are seeking to oust current management and that Ramius is seeking to force the sale of CPY. These statements, which come on the heels of CPY’s demonstrably false statement that a Ramius representative on the Board had voted to approve Mr. Meyer’s 2007 compensation, are simply, categorically false.”

“We urge any shareholder who has any question about any statements made by CPY or Ramius or would like to discuss the situation at CPY to call Peter Feld at (212) 201-4878.”

Contact:

Ramius LLC
Peter Feld, 212-201-4878 (Media)

Important Voting Information

Ramius urges CPI stockholders to follow the recommendation of RiskMetrics and vote the GOLD proxy card to elect Ramius’s two (2) nominees, Peter A. Feld and Joseph C. Izganics. Stockholders voting on our GOLD proxy card will also be able to vote for the candidates who have been nominated by the Company other than Turner White and Michael Koeneke, giving stockholders who wish to vote for Ramius’s nominees the ability to also vote for the total number of directors up for election at the Annual Meeting. In certain of our proxy solicitation materials we have presented a list of certain Company director nominees below a heading entitled “Ramius Gold Proxy” in order to illustrate for you who would be elected to the CPI Board in the event you vote on our GOLD proxy card in accordance with our recommendations. Please note that the Company director nominees that we included in this list have not consented to being named in our proxy statement or related solicitation materials and do not support our slate of director nominees. Also, there can be no assurance that any of CPI’s nominees will serve as directors if our nominees are elected.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Ramius Value and Opportunity Master Fund Ltd (“Value and Opportunity Master Fund”), together with the other participants named herein, has made a definitive filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of a slate of director nominees at the 2009 annual meeting of stockholders of CPI Corp., a Delaware corporation (the “Company”).

VALUE AND OPPORTUNITY MASTER FUND ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in this proxy solicitation are Value and Opportunity Master Fund, Ramius Enterprise Master Fund Ltd (“Enterprise Master Fund”), Starboard Value & Opportunity Fund, LLC (“Starboard Value & Opportunity Fund”), Ramius Merger Arbitrage Master Fund Ltd (“Merger Arbitrage Master Fund”), Ramius Multi-Strategy Master Fund Ltd (“Multi-Strategy Master Fund”), Ramius Leveraged Multi-Strategy Master Fund Ltd (“Leveraged Multi-Strategy Master Fund”), Ramius Advisors, LLC (“Ramius Advisors”), RCG Starboard Advisors, LLC (“RCG Starboard Advisors”), Ramius LLC (“Ramius”), C4S & Co., L.L.C. (“C4S”), Peter A. Cohen (“Mr. Cohen”), Morgan B. Stark (“Mr. Stark”), Thomas W. Strauss (“Mr. Strauss”), Jeffrey M. Solomon (“Mr. Solomon”), Peter A. Feld (“Mr. Feld”) and Joseph C. Izganics (“Mr. Izganics”).

As of the date hereof, Value and Opportunity Master Fund beneficially owned 797,988 shares of Common Stock, Starboard Value and Opportunity Fund beneficially owned 212,040 shares of Common Stock, Merger Arbitrage Master Fund beneficially owned 192,000 shares of Common Stock, Leveraged Multi-Strategy Master Fund beneficially owned 29,213 shares of Common Stock, Multi-Strategy Master Fund beneficially owned 179,614 shares of Common Stock and Enterprise Master Fund beneficially owned 202,054 shares of Common Stock. As of the date hereof, RCG Starboard Advisors (as the investment manager of Value and Opportunity Master Fund and the managing member of Starboard Value and Opportunity Fund) is deemed to be the beneficial owner of the (i) 797,988 shares of Common Stock owned by Value and Opportunity Master Fund and (ii) 212,040 shares of Common Stock owned by Starboard Value and Opportunity Fund. As of the date hereof, Ramius Advisors (as the investment advisor of Multi-Strategy Master Fund, Merger Arbitrage Master Fund, Leveraged Multi-Strategy Master Fund and Enterprise Master Fund) is deemed to be the beneficial owner of the (i) 179,614 shares of Common Stock owned by Multi-Strategy Master Fund, (ii) 192,000 shares of Common Stock owned by Merger Arbitrage Master Fund, (iii) 29,213 shares of Common Stock owned by Leveraged Multi-Strategy Master Fund, and (iv) 202,054 shares of Common Stock owned by Enterprise Master Fund. As of the date hereof, Ramius (as the sole member of each of RCG Starboard Advisors and Ramius Advisors), C4S (as the managing member of Ramius) and Messrs. Cohen, Stark, Strauss and Solomon (as the managing members of C4S) are deemed to be the beneficial owners of the (i) 797,988 shares of Common Stock owned by Value and Opportunity Master Fund, (ii) 212,040 shares of Common Stock owned by Starboard Value and Opportunity Fund, (iii) 179,614 shares of Common Stock owned by Multi-Strategy Master Fund, (iv) 192,000 shares of Common Stock owned by Merger Arbitrage Master Fund, (v) 29,213 shares of Common Stock owned by Leveraged Multi-Strategy Master Fund, and (vi) 202,054 shares of Common Stock owned by Enterprise Master Fund. Messrs. Cohen, Stark, Strauss and Solomon share voting and dispositive power with respect to the shares of Common Stock owned by Value and Opportunity Master Fund, Starboard Value and Opportunity Fund, Multi-Strategy Master Fund, Merger Arbitrage Master Fund, Leveraged Multi-Strategy Master Fund and Enterprise Master Fund by virtue of their shared authority to vote and dispose of such shares of Common Stock.

As of the date hereof, Mr. Feld holds 5,252 shares of restricted stock awarded under the Company’s Omnibus Incentive Plan that vest in full on February 6, 2010. As of the date hereof, Mr. Izganics directly owns 500 shares of Common Stock.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the participants in this proxy solicitation is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other participants. Each of the participants in this proxy solicitation disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.